UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

        ------------------------------------------------
                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

        ------------------------------------------------
                       WESTWOOD ONE, INC.
     (Exact Name of Registrant as Specified in its Charter)

DELAWARE                                       95-3980449
(State of Incorporation)                (I.R.S. Employer I.D. No.)

9540 Washington Boulevard, Culver City, California        90232
(Address of Principal Executive Office)                 (Zip Code)

             SECTION 5. OF THE EMPLOYMENT AGREEMENT
                     DATED DECEMBER 1, 1986
             BETWEEN REGISTRANT AND NORMAN J. PATTIZ
                    (Full Title of the Plan)

         -------------------------------------------------

                         Eric R. Weiss
                     9540 Washington Blvd.
                 Culver City, California 90232
            (Name and address for agent for service)

                          (310)204-5000
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------

                           Proposed     Proposed
Title of                   Maximum      Maximum
Securities                 Offering     Aggregate   Amount of
to be       Amount to      Price Per    Offering    Registration
Registered  be Registered  Share        Price       Fee
- ----------  -------------  ---------    ----------  ------------
Common      525,000        $ 1.67 -     $3,647,250  $1,257.68
Stock                      $16.31(1)

- ----------------------------------------------------------------

Notes:
(1)     75,000 at $16.31 per share; 75,000 at $8.68 per share;
75,000 at $9.38 per share; 75,000 at $2.72 per share; 75,000 at
$2.01 per share; 75,000 at $1.67 per share; and 75,000 at $7.86 per share. Pursuant to the terms of the Plan, each per share price was computed on the basis of the average of the closing stock prices for the 20 trading days prior to the November 30 vesting date in 1987, 1988, 1989, 1990, 1991, 1992 and 1993, as reported by NASDAQ.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.


Item 3.  Incorporation of Documents by Reference.

The following documents listed below are hereby incorporated by reference in this registration statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1993;

(b)  All other reports filed by the Company pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), since November 30, 1993;

(c) The description of the Company's Common Stock contained in its registration statement on Form 8-A dated November 24, 1984 (File
No. 0-13020), as amended by its Form 8 dated September 21, 1988.

All reports and other documents subsequently filed or to be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The General Corporation Law of the State of Delaware and the Certificate of Incorporation and the Bylaws of the Company provide for the indemnification of directors and officers under certain conditions. In addition, the Company has entered into agreements with certain of its directors and officers for the indemnification against liabilities arising from claims of certain acts in their capacities as directors and officers of the Company.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4. Employment Agreement, dated December 1, 1986, between Company and Norman J. Pattiz, as amended. The rights of Mr. Pattiz with respect to the securities being registered are defined at
Section 5. of the Employment Agreement (the "Plan"). The Employment Agreement was filed as an exhibit to Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1986 and incorporated herein by reference. Amendment Number One to the Employment Agreement was filed as an exhibit to Company's Annual report on Form 10-K for the fiscal year ended November 30, 1987.

5. Opinion of Counsel with respect to the legality of the securities being registered, including consent to the use of such opinion in the Registration Statement.

23.1 Consent of Counsel (contained in the opinion filed as Exhibit 5).

23.2   Consent of Price Waterhouse.

24.    Power of attorney (included at Page II-5).

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 and are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on February 7, 1995.

WESTWOOD ONE, INC.



BY:   /s/ Farid Suleman
      -----------------------
      Farid Suleman
      Chief Financial Officer
      Director

                        POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Farid Suleman, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for Westwood One, Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature               Title                      Date
/s/Norman J. Pattiz     Chairman of the Board      February 3, 1995
- --------------------
Norman J. Pattiz

/s/Mel Karmazin         Chief Executive Officer,   February 3, 1995
- --------------------    President and Director
Mel Karmazin

/s/Farid Suleman        Chief Financial Officer    February 3, 1995
- --------------------    and Director
Farid Suleman

/s/William Hogan        Director                   February 6, 1995
- --------------------
William Hogan

/s/Paul Krasnow         Director                   February 6, 1995
- --------------------
Paul Krasnow

/s/Arthur Levine        Director                   February 7, 1995
- --------------------
Arthur Levine

/s/Joseph Smith         Director                   February 2, 1995
- --------------------
Joseph Smith

/s/David Dennis         Director                   February 3, 1995
- --------------------
David Dennis

/s/Gerald Greenberg     Director                   February 7, 1995
- --------------------
Gerald Greenberg

                              II-5

                        INDEX TO EXHIBITS




Item No.       Description of Item           Sequentially
                                             Numbered Page

4              Employment Agreement,         N/A
               dated December 1, 1986,
               between Company and
               Norman J. Pattiz, as
               amended, was filed as an
               exhibit to Company's Annual
               Reports on Form 10-K for
               the Fiscal years ended
               November 30, 1986 and
               November 30, 1987.

5              Opinion of Counsel            1 of 2

23.1           Consent of Counsel            N/A
               (in Exhibit 5)

23.2           Consent of Price Waterhouse   2 of 2

24             Power of Attorney             N/A
               (included at page II-5)